Exhibit 10.1

FIRST AMENDMENT OF THE LICENSE AGREEMENT

The Parties to the License Agreement of July 10, 2007 (“License Agreement”), SANGAMO BIOSCIENCES, INC., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and SIGMA-ALDRICH CO., an Illinois corporation having its principal place of business at 3050 Spruce Street, St. Louis, MO 63103, (“Sigma”), hereby amend the Agreement as follows:

The following Section 3.4 is added:

3.4 Exchange of Materials

(a) Each Party may, from time to time, wish to supply to the other Party proprietary biological or chemical material and nucleic acid sequences (“Material”) under the terms and conditions of this Agreement for use in the Research Plan Collaboration or in the development of ZFP Products. The supply of Material on or after the Amendment Execution Date (as defined below) shall be promptly confirmed by a writing describing the Material and the date of its exchange in the form of Exhibit H (attached hereto). Exhibit J lists all Materials exchanged prior to the Amendment Execution Date and the date of such exchange.

(b) For each supply of Material (other than ZFP Products supplied by Sangamo to Sigma), the supplying Party grants to the receiving Party a non-exclusive right to use such Material for the sole purpose of work on the Research Plan Collaboration or in development of ZFP Products.

(c) Each Party shall only supply Material under this Section 3.4 that is the sole property or under the control of such Party. Each Party recognizes that no license is granted or implied to such Party with respect to the Material supplied by the other Party under this Section 3.4 unless otherwise provided in this Agreement.

(d) The receiving Party shall use reasonable efforts to protect Material from access by Third Parties other than its employees or consultants who are obligated to hold Material in confidence. At the supplying Party’s option, the receiving Party shall either return to the supplying Party or destroy all remaining Material upon supplying Party’s written request. The receiving Party shall not, without the written permission of the supplying Party, use the Material supplied hereunder as the basis for an application for a patent or other form of protection or registration covering the Material or its use.

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C. Except as amended hereby, the Agreement shall remain in full force and effect. Those amendments made herein shall be effective retroactive to July 10, 2007.

IN WITNESS WHEREOF, the Parties have executed this First Amendment of the License Agreement in duplicate originals by their proper officers as of November 9, 2007 (the “Amendment Execution Date”).

SANGAMO BIOSCIENCES, INC.		SIGMA-ALDRICH CO.

By:	/s/ David G. Ichikawa	By:	/s/ David Smoller
Name:	David G. Ichikawa	Name:	David Smoller
Title:	Sr. V.P., Business Development	Title:	President, Research Biotech

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Exhibit H

Material Transmittal Form

Pursuant to Article 3.4 of the License Agreement

Name of company representative providing Material (print):

Signature of company representative:

Date that Material is provided to recipient:

Project reference (if available):

DESCRIPTION OF MATERIAL:

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Exhibit J

Previously Transferred Materials

No non-ZFP proprietary materials have been transferred between the Parties.

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